EXHIBIT 99

                       EAST TEXAS FINANCIAL SERVICES, INC.
--------------------------------------------------------------------------------
 1200 South Beckham o P. O. Box 6910 o Tyler, TX 75711-6910 o 903-593-1767
                               o Fax 903-593-1094




                                  NEWS RELEASE


 For verification, contact:         Gerald W. Free, Vice Chairman/President/CEO
                                    Derrell W. Chapman, Vice President/COO/CFO

Telephone:        (903) 593-1767
Fax:              (903) 593-1094


For immediate release: February 11, 2002

--------------------------------------------------------------------------------

                       EAST TEXAS FINANCIAL SERVICES, INC.
                            REPORT QUARTERLY EARNINGS

Tyler, Texas, February 11, 2002, - - - Today, East Texas Financial Services, Inc., the holding Company for First Federal Savings and Loan Association of Tyler reported that consolidated net income for the three months ended December 31, 2001 was $653,166 or $.58 per share, compared to $49,052 or $.04 per share for the three months ended December 31, 2000.

"We are pleased to report the increase in net income for the current quarter," stated President and CEO, Gerald W. Free. "Increased earnings from our consumer and commercial lending portfolios and additional fees from our consumer and commercial checking account products accounted for a portion of the additional net income."

Free continued, "Although approximately $215,000, on after-tax basis, of the additional net income in the current quarter was due to a one-time gain on the sale of securities, our core earnings were nevertheless substantially higher than the same quarter a year ago. The full integration of the June 2000 Gilmer Savings Bank acquisition and the growth of our S. Broadway office in Tyler have both added considerably to the increase in net income."

Net interest income after provision for loan losses increased to $1.5 million for the quarter ended December 31, 2001, compared to $893,000 for the quarter ended December 31, 2000, a $594,000 or 66.5% increase. Non-interest income, which included $325,000 of pre-tax one-time gains on the sale of securities, totaled $538,000, for the quarter ended December 31, 2001, an increase of $409,000 over the $129,000 reported for the same quarter in 2000. Non-interest expense was $1.0 million for the three months ended December 31, 2001, compared to $944,000 for the three months ended December 31, 2000.

Total assets were reported as $209 million at December 31, 2001, deposits totaled $108 million, and stockholders' equity was $18.3 million. The Company reported a book value per share of $15.72 at December 31, 2001, based on 1,162,320 outstanding shares. Shares of Company stock traded between $8.77 and $12.50 per share during the quarter ended December 31, 2001.

At December 31, 2001, non-performing assets totaled $1.1 million or .52% of total assets, compared to $1.6 million or .74% of total assets at September 30, 2001. Non-performing loans equaled $756,000 or .62% of loans receivable, compared to $1.3 million or 1.14% of loans receivable at September 30, 2000. Classified assets were reported as $2.6 million or 1.23% of total assets at December 31, 2001, compared to $2.7 million or 1.27% of total assets at September 30, 2001.

East Texas Financial Services, Inc. is the holding company for First Federal Savings and Loan Association of Tyler, Texas, which presently operates three full service offices and one loan agency in the Tyler area and one full service office in Gilmer, Texas.

The Company's stock is traded under the symbol "ETFS" on the OTC Electronic Bulletin Board.




                           - financial data follows -


                       EAST TEXAS FINANCIAL SERVICES, INC.
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION


                  ASSETS                                                       December 31, 2001   September 30, 2001
                                                                               -----------------   ------------------
                                                                                  (Unaudited)

Cash and due from banks                                                         $   1,761,340       $   2,013,647
Interest-bearing deposits with banks                                                2,348,318           2,824,364
Interest-earning time deposits with financial institutions                            600,000             600,000
Federal funds sold                                                                  2,497,781              86,242
Securities available-for-sale                                                         556,510           6,843,583
Securities held-to-maturity (fair value of $9,986,229 at December 31, 2001
         and $8,075,494 at September 30, 2001)                                      9,755,228           7,765,537
Mortgage-backed securities available-for-sale                                      21,744,717          27,352,449
Mortgage-backed securities held-to-maturity (fair
     value of $35,172,139 at December 31, 2001
     and $36,585,979 at September 30, 2001)                                        34,831,990          35,879,076
Loans receivable, net of allowance for credit losses of $721,390
     at December 31, 2001 and $769,225 at September 30, 2001                      122,680,933         115,847,396
Accrued interest receivable                                                         1,212,026           1,285,582
Federal Home Loan Bank stock, at cost                                               4,356,500           4,323,900
Premises and equipment                                                              2,628,265           2,656,988
Foreclosed assets, net                                                                333,241             259,498
Goodwill, net                                                                       2,170,381           2,170,381
Mortgage servicing rights                                                             143,981             174,128
Other assets                                                                        1,173,715           1,698,338
                                                                                -------------       -------------

     Total Assets                                                               $ 208,794,926       $ 211,781,109
                                                                                =============       =============



     LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
     Non-interest-bearing                                                       $   2,469,205       $   3,319,015
     Interest-bearing                                                             105,442,481         112,292,026
                                                                                -------------       -------------
         Total deposits                                                           107,911,686         115,611,041

     FHLB advances                                                                 77,555,312          74,468,248
     Advances from borrowers for taxes and insurance                                   39,171           1,267,900
     Federal income taxes
           Current                                                                    312,558                   0
           Deferred                                                                   550,937             670,706
     Accrued expenses and other liabilities                                         4,148,825           1,849,333
     Total liabilities                                                            190,518,489         193,867,228
                                                                                -------------       -------------


Stockholders' equity:
     Preferred stock, $0.01 par value, 500,000
        shares authorized, none outstanding
     Common stock, $0.01 par value, 5,500,000 shares authorized,
        1,884,492 shares issued and 1,162,320 outstanding                              18,845              18,845
     Additional paid-in-capital                                                    12,473,302          12,473,302
     Unearned employee stock ownership plan shares                                   (255,597)           (255,597)
     Retained earnings (substantially restricted)                                  14,794,407          14,199,357
     Accumulated other comprehensive income                                           112,762             345,256
     Treasury stock, 722,172 shares at cost                                        (8,867,282)         (8,867,282)
                                                                                -------------       -------------

           Total stockholder's equity                                              18,276,437          17,913,881
                                                                                -------------       -------------

           Total liabilities and stockholders' equity                           $ 208,794,926       $ 211,781,109
                                                                                =============       =============

                       EAST TEXAS FINANCIAL SERVICES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME

                                                                           Three Months
                                                                        Ended December 31,
                                                                          (Unaudited)
                                                                  2001                  2000
                                                              -------------         -------------
INTEREST INCOME
   Loans receivable:
     First Mortgage                                           $   1,560,174         $   1,656,335
     Consumer and other loans                                       782,940               438,518
   Securities available for sale:
     Investment securities                                           83,827               198,352
     Mortgage-backed securities                                     268,562               814,520
   Securities held to maturity:
     Investment securities                                          155,079               394,790
     Mortgage-backed securities                                     526,963                83,920
   Deposits with banks                                               16,811                33,259
                                                              -------------         -------------

       Total interest income                                      3,394,356             3,619,694
                                                              -------------         -------------

INTEREST EXPENSE

   Deposits                                                       1,214,415             1,441,400
   FHLB advances                                                    683,010             1,268,842
   Interest expense other bank borrowings                                 0                     0
                                                              -------------         -------------

       Total interest expense                                     1,897,425             2,710,242
                                                              -------------         -------------

       Net interest income before
          provision for loan losses                               1,496,931               909,452

   Provision for loan losses                                          9,759                16,234
                                                              -------------         -------------

       Net interest income after
         provision for loan losses                                1,487,172               893,218
                                                              -------------         -------------

NONINTEREST INCOME
   Gain (loss) on sale of interest-earning assets                   408,534                10,469
   Loan origination and commitment fees                              49,489                19,899
   Loan servicing fees                                             (36,121)                10,194
   Other                                                            116,468                88,883
                                                              -------------         -------------

       Total noninterest income                                     538,370               129,445
                                                              -------------         -------------

NONINTEREST EXPENSE
   Compensation and benefits                                        636,771               563,474
   Occupancy and equipment                                          107,239               115,339
   SAIF deposit insurance premium                                     5,194                 5,324
   Foreclosed assets, net                                            14,996                 2,986
   Goodwill                                                               0                39,212
   Other                                                            257,107               217,721
                                                              -------------         -------------

       Total noninterest expense                                  1,021,307               944,056
                                                              -------------         -------------

Income (loss) before provision for income taxes                   1,004,235                78,607

Income tax expense (benefit)                                        351,069                29,555
                                                              -------------         -------------

NET INCOME (LOSS)                                             $     653,166         $      49,052
                                                              =============         =============


Earnings per common share and earnings per
   common share - assuming dilution                         $           .58         $        . 04

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